Exhibit 5.1

November 21, 2019

Board of Directors

Arch Therapeutics, Inc.

235 Walnut Street, Suite 6

Framingham, MA 01702

Re: Registration Statement/Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Arch Therapeutics, Inc. (the “Company”) in connection with the filing by the Company of that certain Registration Statement on Form S-1, (the “Registration Statement”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering from time to time, of up to 53,954,152 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), by:

(A)	the selling securityholders, as described in the Registration Statement and the Resale Prospectus (defined below), of shares of Common Stock, including an aggregate of (i) 4,526,481 shares of Common Stock (the “Shares”), (ii) 8,929,231 shares of Common Stock currently issuable upon the exercise of the Company’s Series D Warrants (the “Series D Warrants” and the shares of Common Stock issuable upon the exercise of the Series D Warrants, the “Series D Warrant Shares”); and (iii) 4,131,749 shares of Common Stock currently issuable upon the exercise of the Company’s Series E Warrants (the “Series E Warrants” and the shares of Common Stock issuable upon the exercise of the Series E Warrants, the “Series E Warrant Shares”); and

(B)	the Company, as described in the Registration Statement and the Company Prospectus (defined below), of shares of Common Stock, including an aggregate of (i) 5,591,664 shares of Common Stock currently issuable upon the exercise of the Company’s Series F Warrants (the “Series F Warrants” and the shares of Common Stock issuable upon the exercise of the Series F Warrants, the “Series F Warrant Shares”); (ii) 6,802,500 shares of Common Stock currently issuable upon the exercise of the Company’s Series G Warrants (the “Series G Warrants” and the shares of Common Stock issuable upon the exercise of the Series G Warrants, the “Series G Warrant Shares”); (iii) 8,615,384 shares of Common Stock currently issuable upon the exercise of the Company’s Series H Warrants (the “Series H Warrants” and the shares of Common Stock issuable upon the exercise of the Series H Warrants, the “Series H Warrant Shares”); (iv) 14,285,714 shares of Common Stock currently issuable upon the exercise of the Company’s Series I Warrants (the “Series I Warrants” and the shares of Common Stock issuable upon the exercise of the Series I Warrants, the “Series I Warrant Shares”); and (v) 1,071,429 shares of Common Stock currently issuable upon the exercise of the Company’s Placement Agent Warrants (the “Placement Agent Warrants” and the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants, the “Placement Agent Warrant Shares”).

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Pursuant to Rule 416 under the Securities Act, the securities registered under the Registration Statement include such indeterminate number of additional shares of Common Stock of the Company as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions. The Series D Warrants, Series E Warrants, Series F Warrants, Series G Warrants, Series H Warrants, Series I Warrants and Placement Agent Warrants are collectively referred to herein as the “Warrants”, and the Series D Warrant Shares, Series E Warrant Shares, Series F Warrant Shares, Series G Warrant Shares, Series H Warrant Shares, Series I Warrant Shares, and Placement Agent Warrant Shares are collectively referred to herein as the “Warrant Shares”).

The Registration Statement contains a prospectus related to 36,366,691 shares of the Company’s Common Stock that are issuable upon the exercise of previously issued and outstanding warrants of the registrant (the “Company Prospectus”), and prospectus related to the resale of the remaining 17,587,461 shares of the Company’s Common Stock issued in and underlying the Series D Warrants and the Series E Warrants that the Company issued in its private placement financings that were completed on July 2, 2015 and May 26, 2016, (respectively (the “Resale Prospectus”).

As the special Nevada counsel to the Company in connection with the proposed potential resale, and issuance and sale, as applicable, of the above-referenced Shares and Warrant Shares, we have examined the actions taken by the Company in connection with the authorization of the issuance of the Shares and the Warrant Shares, and such documents as we have deemed necessary to render this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon the representations and warranties of the Company contained in a certificate of an officer of the Company.

In connection with our opinion, we have assumed the genuineness of all signatures, the legal capacity of natural personas, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We have also assumed that the Warrants constitute the legal, valid and binding obligation of each party thereto.

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We have further assumed that: (i) the Registration Statement and any amendments thereto, the Company Prospectus, the Resale Prospectus, and any prospectus supplement, will comply with all applicable laws at the time the Shares and the Warrants Shares are offered or sold as contemplated by the Registration Statement, the Company Prospectus, the Resale Prospectus and any prospectus supplement; and (ii) the Company’s business is as set forth in the Registration Statement under the heading “Our Company.”

Based upon and subject to the foregoing, it is our opinion that:

1.            The Shares to be sold by the selling securityholders pursuant to the Registration Statement and the Resale Prospectus have been duly authorized and are validly issued, fully paid and non-assessable.

2.            The Series D Warrant Shares and the Series E Warrant Shares to be sold by the selling securityholders pursuant to the Registration Statement and the Resale Prospectus have been duly authorized and when the Series D Warrant Shares and the Series E Warrant Shares are issued in accordance with the terms and conditions of the respective Warrants (including the due payment of any exercise price therefore specified in the Warrants), the Series D Warrant Shares and the Series E Warrant Shares will be validly issued, fully paid and non-assessable, when stock certificates or book-entry positions representing the Series D Warrant Shares and Series E Warrant Shares, have been duly executed, registered in the books and records of the Company and delivered, as applicable.

3.            The Series F Warrant Shares, the Series G Warrant Shares, Series H Warrant Shares, the Series I Warrant Shares and the Placement Agent Warrant Shares to be issued by the Company pursuant to the Registration Statement and the Company Prospectus have been duly authorized and when the Series F Warrant Shares, the Series G Warrant Shares, Series H Warrant Shares, the Series I Warrant Shares and the Placement Agent Warrant Shares are issued in accordance with the terms and conditions of the respective Warrants (including the due payment of any exercise price therefore specified in the Warrants), the Series F Warrant Shares, the Series G Warrant Shares, Series H Warrant Shares, the Series I Warrant Shares and the Placement Agent Warrant Shares will be validly issued, fully paid and non-assessable, when stock certificates or book-entry positions representing the Series D Warrant Shares and Series E Warrant Shares, have been duly executed, registered in the books and records of the Company and delivered, as applicable

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

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This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is furnished to you in connection with the above-described Registration Statement and is not to be used, circulated, quoted from or otherwise relied on for any other purpose.

Sincerely,

/s/ McDONALD CARANO LLP

McDONALD CARANO LLP